Exhibit 10.61

2011 Award

Restricted Stock

TRIMAS CORPORATION

2006 LONG TERM EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TriMas Corporation (“Corporation”), as permitted by the TriMas Corporation 2006 Long Term Equity Incentive Plan (“Plan”), hereby grants to the Grantee listed below (“Grantee”), a Restricted Stock Award for the number of shares of the Corporation’s Common Stock set forth below (“Restricted Stock”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement (“Agreement”).

Unless otherwise defined herein or in the Glossary set forth in Appendix A hereto, the terms used in this Agreement have the same meaning as defined in the Plan.  The term “Service Provider” as used in this Agreement means an individual actively providing services to the Corporation or a Subsidiary.

I.              NOTICE OF RESTRICTED STOCK AWARD

Grantee:
Date of Agreement:	March 1, 2011
Grant Date:	March 1, 2011
Number of Restricted Stock in Award:
Date Restriction Period Ends:	March 1, 2012

II.            AGREEMENT

A.            Grant of Restricted Stock.  The Corporation hereby grants to the Grantee the number of Restricted Stock set forth above.  The Restricted Stock granted under this Agreement are payable only in shares of Common Stock of the Corporation.  Each Restricted Stock is equal to the Fair Market Value of one share of Common Stock on the vesting date described below.  Notwithstanding anything to the contrary anywhere else in this Agreement, the Restricted Stock in this Award are subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference.

1.             Vesting.  The Restricted Stock will vest on the first anniversary of the Grant Date, subject to Grantee’s continued status as a Service Provider through such date.  Any unvested Restricted Stock subject to the Award will be forfeited if the Grantee terminates the Grantee’s services with the Corporation or a Subsidiary before the end of the Restriction Period, except as designated otherwise in this Agreement.

2.             Rights as Stockholder.  Except for the potential forfeitability of the Restricted Stock before the lapse of restrictions set forth in Section 1 above, the Grantee has all rights of a stockholder (including voting and dividend rights) commencing on the date of the Corporation’s book entry evidencing the grant of Restricted Stock.

3.             Adjustments.  In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the Restricted Stock covered by this Award, the rights of the Grantee will be adjusted as provided in Article X of the Plan.

4.             Termination of Services.  Any unvested Restricted Stock subject to the Award will be forfeited if the Grantee voluntarily terminates the Grantee’s services with the Corporation or a Subsidiary, or terminates due to “Cause” before the end of the Restriction Period.  Notwithstanding the foregoing, the Restriction Period will immediately end upon the occurrence of the following:   (a) the Grantee’s termination of services due to death or Disability, or (b) the Grantee’s “Qualifying Termination” (as defined in Appendix A, attached hereto) within three years following a Change in Control.  However, if the Grantee’s services are involuntarily terminated by the Corporation or a Subsidiary without “Cause,” or if the Grantee’s services are terminated for “Good Reason” (as defined in Appendix A), the Restriction Period will end on the date of the termination for the number of shares of Restricted Stock pro-rated based on the period between the Grant Date and the end of the Restriction Period during which Grantee was a Service Provider.  Further, the Corporation retains the right to accelerate or waive the Restriction Period on the Restricted Stock granted by this Award.

B.            Other Terms and Conditions.

1.             Non-Transferability of Award.  Except as described below, this Award and the Restricted Stock subject to the Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution.  Notwithstanding the foregoing, with the consent of the Administrator, the Grantee may assign or transfer the Award and its underlying Restricted Stock to a Permitted Assignee, if the Permitted Assignee is bound by and subject to all terms and conditions of the Plan and this Agreement, and the Permitted Assignee executes an agreement satisfactory to the Corporation evidencing these obligations.  The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of the Grantee.

2.             Withholding.  Grantee authorizes the Corporation to withhold from the shares of Common Stock to be delivered as payment the amount needed to satisfy any applicable income and employment tax withholding obligations, or Grantee agrees to tender sufficient funds to satisfy any applicable income and employment tax withholding obligations in connection with the vesting of the Restricted Stock under the Award.

3.             Dispute Resolution.  Grantee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach of this Agreement, will be settled exclusively and, consistent with the procedures specified in this Section, irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.

(a)           Negotiation.  In the event of any dispute, controversy, claim, question or disagreement arising from or relating to this Agreement or the breach of this Agreement, the Grantee and the Corporation will use their best efforts to settle the dispute, claim, question or disagreement.  To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

(b)           Arbitration.  If the Grantee and the Corporation do not reach a solution within a period of 30 days, then, upon written notice by the Grantee to the Corporation or the Corporation to the Grantee, all disputes, claims, questions, controversies, or differences will be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).

(1)           Arbitrator.  The arbitration will be conducted by one arbitrator skilled in the arbitration of executive employment matters.  The parties to the arbitration will jointly appoint the arbitrator within 30 days after initiation of the arbitration.  If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters will be appointed by the AAA as provided in the Arbitration Rules.  The Corporation will pay all of the fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator.  Each party to the arbitration will be responsible for his/its respective attorneys fees or other costs of representation.

(2)           Location.  The arbitration will be conducted in Oakland County, Michigan.

(3)           Procedure.  At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel will have the right to examine its witnesses and cross-examine the witnesses of any opposing party.  No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.

(4)           Decision.  Any decision or award of the arbitrator is final and binding on the parties to the arbitration proceeding.  The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction.

(5)           Power.  Nothing contained in this Agreement may be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

The provisions of this Section survive the termination or expiration of this Agreement, are binding on the Corporation’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation.  To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator is a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.

4.             Code Section 409A.  Without limiting the generality of any other provision of this Agreement, Section 11.9 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated herein.

5.             No Continued Right as Service Provider.  Nothing in the Plan or in this Agreement confers on the Grantee any right to continue as a Service Provider of the Corporation or any Subsidiary, or may interfere with or restrict in any way the rights of the Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Grantee and the Corporation or any Subsidiary.

6.             Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.

(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

TRIMAS CORPORATION

Dated:	By:
Name:
Title:

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AGREEMENT, NOR IN THE CORPORATION’S 2006 LONG TERM EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, CONFERS ON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY, NOR INTERFERES IN ANY WAY WITH GRANTEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Grantee acknowledges receipt of a copy of the Plan and represents that the Grantee is familiar with the terms and provisions of the Plan.  Grantee hereby accepts this Restricted Stock Award subject to all of the terms and provisions hereof.  Grantee has reviewed the Plan and this Restricted Stock Agreement in their entirety.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award.

Dated:	By:
Name:
Title:

APPENDIX A

TO

RESTRICTED STOCK AGREEMENT

GLOSSARY

For purposes of this Agreement, the following terms shall be defined as follows:

“Good Reason” means:

•                              A material and permanent diminution in the Grantee’s duties or responsibilities;

•                              A material reduction in the aggregate value of base salary and bonus opportunity or material reduction in the aggregate value of other benefits provided to the Grantee by the Corporation; or

•                              A permanent reassignment of the Grantee to another primary office, or relocation of the Corporation’s office of more than 35 miles from current office location.

The Grantee must notify the Corporation of the Grantee’s intention to invoke termination for Good Reason within 120 days after the Grantee has knowledge of such event and provide the Corporation 15 days’ opportunity for cure, or such event shall not constitute Good Reason.  The Grantee may not invoke termination for Good Reason if Cause exists at the time of such termination.

“Qualifying Termination” means a termination of the Grantee’s services with the Corporation or a Subsidiary for any reason other than:

•                              Death;

•                              Disability;

•                              Cause (as defined above); or

•                              A termination of Services by the Grantee without Good Reason, (as defined above).

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